CONTRACT TO PURCHASE AND SELL PROPERTY


      THIS CONTRACT TO PURCHASE AND SELL PROPERTY ( Contract ) is made and entered into as of November 14 , 1995 by and between RACE STREET ASSOC. LTD., an Ohio limited partnership ( Seller ), and WEST FOURTH ASSOCIATES LIMITED PARTNERSHIP, an Ohio Limited Partnership ( Purchaser ).

                                   Background

      The Purchaser desires to purchase and the Seller desires to sell certain real property pursuant to the terms of this Contract.

                             Statement of Agreement

      For and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              Sale of the Property

      Section 1.1 Property.     For the consideration and upon and subject to
the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the Property ):

            (a) All of Seller's rights, title and interests in and to that certain tract or parcel of land ( Land ) located in Hamilton County, Ohio, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the land
            ( Improvements ), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;


            (b) All tangible personal property of any kind ( Personalty ) owned by Seller and used by Seller in the operation of the Property, or attached to or located on the Land or Improvements;

            (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land ( Tenant Leases ), and all unapplied deposits, whether security or otherwise ( Deposits ), paid by tenants ( Tenants ) under the Tenant Leases;

            (d) All of Seller's rights, titles and interests in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable ( Contracts ).

            (e) All rights which Seller may have to use the name 4th and Race Tower ; and

            (f) All other rights, privileges and appurtenances owned by Seller and in any way relating to the above-described properties.

                                   ARTICLE II

                                 Purchase Price

      Section 2.1 Purchase Price.    The total Purchase Price ( Purchase Price )
to be paid by Purchaser to Seller for the Property shall be One Million Fifty Thousand Dollars ($1,050,000.00). The Purchase Price shall be payable at Closing (as defined below) in cash or Current Funds (as defined below).

                                   ARTICLE III

                              Earnest Money Deposit

      Section 3.1 Amount and Timing.

            (a) Initial Deposit. Within five (5) business days after the Effective Date (as defined below), Purchaser shall deliver to Lawyers Title Insurance Corporation of Cincinnati, located at 125 East 9th Street, Cincinnati, Ohio 45202-2119 ( Title Company ), Fifty Thousand Dollars ($50,000.00) ( Earnest Money Deposit which term shall include the Second Deposit hereinafter defined) in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, this Contract shall automatically terminate, and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of Sections 4.2, 5.1 and 11.1 of this Contract shall survive the termination of this Contract. As used in this Contract, the term Current Funds shall mean wire transfers, certified funds or a cashier s check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

            (b)   Second Deposit.   At the same time the Purchaser delivers the
            satisfaction notice delivered to Purchaser pursuant to Section 5.1 hereof, Purchaser shall deliver to the Title Company cash or Current Funds in the amount of Fifty Thousand Dollars ($50,000.00) ( Second Deposit ), to be held by the Title Company as part of the Earnest Money Deposit.

      Section 3.2 Application and Interest.   If the purchase and sale
contemplated hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Seller. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                   ARTICLE IV

                                Title and Survey

      Section 4.1 Title Commitment.   Not later than twenty (20) days after the
Effective Date, Seller shall cause to be furnished to Purchaser, a current ALTA Commitment for Title Insurance ( Title Commitment ) issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner s Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (as defined below) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents ( Exception Documents ) that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

      Section 4.2 Survey.   Not later than twenty (20) days after the Effective
Date, Seller shall provide to Purchaser a copy of the most complete survey of the Land and Improvements ( Survey ) in Seller s possession. Seller shall pay the reasonable cost to re-certify that Survey to Purchaser in the event such recertification is deemed necessary by the Title Company.

      Section 4.3 Review of Title and Survey.   Purchaser shall have until the
conclusion of the Inspection Period (as defined below) in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents, or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents, or on the Survey, and to which Purchaser does not object in writing within the Inspection Period, shall be deemed to be permitted exceptions to the status of Seller s title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Agreement, shall be referred to as the Permitted Exceptions ).

      Section 4.4 Objections to Status of Title and Survey. If Purchaser objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the time set forth in Section 4.3, Seller shall be given a ten (10) day period to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller s option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable in writing within three (3) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 4.2, 5.1 and 11.1 hereof. In the event Purchaser fails to notify Seller, within such three (3) day period that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (b), and this Contract shall be terminated and the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 4.2,
5.1 and 11.1 hereof. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure such objections by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure such objections by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 4.2,
5.1 and 11.1 hereof.

      Section 4.5 Other Permitted Exceptions.   The Permitted Exceptions shall
include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which the Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around to Purchaser s satisfaction so that such liens or encumbrances do not appear as an exception in the Owner s Policy of Title Insurance issued to Purchaser pursuant to the Title Commitment.

                                    ARTICLE V

                             Inspection by Purchaser

      Section 5.1 Inspection Period.   Purchaser shall have a period of time
commencing on the date the Submission Matters are received by the Purchaser and expiring at 5:00 p.m. Greenville, South Carolina, time on the forty-fifth (45th) day after (the Inspection Period ) within which to examine the Property and to
conduct its feasibility study thereof.   Seller agrees that, during the
Inspection Period, Seller will allow Purchaser and Purchaser s agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests, request and obtain estoppel certificates from tenants of the improvements and to otherwise determine the feasibility of the Property for Purchaser s intended use. Purchaser covenants to commence its Inspection Period activities promptly after the Effective Date. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser s investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser s entry thereon and investigation thereof, (c) Purchaser shall not interfere with, interrupt or disrupt the operation of Seller s business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) In the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller copies of any tests, reports and inspections conducted by Purchaser with respect to the Property requested by Seller and Seller shall pay to Purchaser fifty percent (50%) of Purchaser s cost of said tests or reports requested by Seller, (e) Purchaser shall not permit any mechanic s or materialman s liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (e) Purchaser shall give written notice to Seller twenty-four (24) hours prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (f) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and prior to the purchase of the Property by Purchaser, Purchaser shall prevent its agents and employees from divulging such information to any third parties, except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser s attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold harmless Seller and its general partner and each of their affiliates and their respective affiliates, officers, directors, employees, agents and representatives from and against any claims, liabilities, causes of action, damages, liens, losses, fines, fees and expenses (including, without limitation, attorneys fees and expenses) incident to, resulting from any of Purchaser s and its agents and representatives activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents on the Property. The agreements contained in this Section 5.1 shall survive the Closing for a period of two (2) years following the Closing, and shall not be merged therein and shall also survive any termination of this Contract for a period of two (2) years following termination.

      Section 5.2 Approval of Inspections.   If Purchaser determines at any time
prior to the expiration of the Inspection Period that the Property is satisfactory to Purchaser, then Purchaser shall deliver written notice thereof to Seller within such Inspection Period given in accordance with the provisions of Section 13.1 hereof, and Purchaser and Seller shall proceed to Closing as provided in this Contract. If Purchaser does not timely deliver to Seller written notice of satisfaction within such Inspection Period, the conditions of this Section 5.2 shall be deemed to have been not satisfied, in which event Purchaser shall deliver to Seller copies of any studies and reports with respect to the Property prepared by or for Purchaser in connection with its Inspection Period activities requested by Seller and Seller shall pay to Purchaser fifty percent (50%) of Purchaser s cost of said studies or reports requested by Seller, and the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except as provided in Sections 4.2, 5.1 and 11.1 hereof.

      Section 5.3 Matters to be Delivered to Seller.   No later than ten (10)
days following the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the Submission Matters ):

            (a)   A current rent roll for the Property;

            (b) A copy of the form used for Tenant Leases with respect to the Property; all existing leases or other written agreements with Tenants shall be made available at the building for review and copying at Purchaser s expense;

            (c) A current certified inventory of all Personalty owned by Seller and located on, related to, or used in connection with the Property;

            (d) Copies of any and all service, maintenance, management or other contracts in Seller s possession relating to the ownership and operation of the Property;

            (e) Complete copies of any and all warranties and guarantees in Seller s possession relating to the Property, or any part thereof, or to the Personalty owned by Seller and located on, attached to, or used in connection with the Property;

            (f) Copies of all plans and specifications in Seller s possession with respect to the Property and copies of all licenses and permits in Seller s possession with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

            (g) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property; and

            (h) Copies of the most recent real estate and personal property tax statements received by Seller with respect to the Property.


                                   ARTICLE VI

             Representations and Warranties; Disclaimers and Waivers

      Section 6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing): (a) Purchaser is a corporation of the State of Ohio; (b) Purchaser is qualified and authorized to do business in the State of Ohio; (c) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (d) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (e) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

      Section 6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of Ohio; (b) Seller has full right and authority to enter into this Contract and, subject to the consent of its limited partners (as specified in Section 7.3 of this Contract), to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Seller is authorized to do so; a(d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;
(e) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (f) between the date of execution of this Contract and the date of Closing, Seller shall not, without the consent of Purchaser or as required in this Contract, place or permit to be placed on the Property, any liens, easements, restrictions or encumbrances, except this Contract, or otherwise cause or permit any other change in the title to the Property, (g) copies of all Tenants Leases and other written contracts to be assigned by Seller to Purchaser will be made available for review and copying by Purchaser, and to Seller s best knowledge all of said leases and contracts are binding and enforceable contracts.

      Section 6.3 No Additional Representations or Warranties of Seller.

            (a) Purchaser acknowledges and agrees that, except as otherwise specified in this Contract or the special warranty deed to be delivered at Closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of , as to, or concerning,
            (a) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the Property; and (c) whether the use or operation of the Property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Purchaser agrees to accept the Property, and acknowledges that the sale of the Property as provided for herein is made by Seller, on an as is, where is basis. Purchaser expressly acknowledges that except as otherwise expressly specified herein and except for any warranty of title contained in the special warranty deed to be delivered by Seller to Purchaser at Closing, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller s warranty of title to be set forth in the special warranty deed), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the premises with governmental laws, the truth, accuracy or completeness of any information (including, without limitation, the submission matters) provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges that except as expressly specified in any written instrument delivered by Seller to Purchaser, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law regarding or with respect to any such information (including, without limitation, the submission matters) provided or to be provided by Seller regarding the Property.

            Further, and without in any way limiting the other provisions of this contract, Seller had made and makes representation, warranty or guaranty, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, with respect to the presence or disposal on or beneath the Property (or any parcel in proximity thereto) of hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental or substance regulation, contamination, cleanup or disclosure (including, without limitation, asbestos) and shall have no liability to Purchaser therefor. Without limitation of the preceding sentence, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the submission matters. By acceptance of this contract and the special warranty deed to be delivered by Seller at the closing, Purchaser acknowledges that Purchaser s opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser s own determination with respect to the presence or disposal on or beneath the Property (and other parcels in proximity thereto) of such hazardous substances or materials.

            Purchaser, and anyone claiming, by, through or under Purchaser, hereby fully releases and discharges Seller, its general partner and each of their respective affiliates and the Seller s, general partner s and their respective affiliates, employees, officers, directors, partners, representatives and agents, and their respective personal representatives, heirs, successors and assigns from any and all cost, loss, liability, damage, expense, lien, fine, fee, demand, claim, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Property. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. This covenant releasing Seller, its general partner and their respective affiliates shall be binding upon Purchaser, its personal representatives, heirs, successors and assigns. This waiver and release of claims shall survive the closing and the termination of this contract forever.

                                   ARTICLE VII



            Conditions Precedent to Purchaser's and Seller's Performance

      Section 7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions, within the applicable time frame provided in this Contract (any or all of which may be waived by Purchaser):

            (a) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

            (b) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date; and

            (c) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing;

            (d) The receipt of a survey pursuant to Section 4.2 hereof satisfactory in form and substance to the Purchaser within twenty days after the Effective Date, and all items shown on the survey being satisfactory to Purchaser;

            (e) Purchaser's approval within the Inspection Period of (1) the condition of title to the Property (including, without limitation, approval of covenants, easements, restrictions, and other matters recorded as to the Property, (2) any and all assessments against the Property, (3) the zoning of the Property; and (4) all restrictions, limitations or conditions on the development and ownership of the Property;

            (f) Purchaser's satisfaction within the Inspection Period as to all matters discovered in Purchaser s inspection of the Property, including Purchaser s inspection and approval of the condition of the roof (including, but not limited to environmental matters), structural condition of the Improvements Inspection and Feasibility Study of the mechanical and electrical systems, and all other physical conditions and a determination that the Premises has not been used for the storage or disposal of any materials which violated federal, state, local or regional statutes, ordinances, orders, judgments, rulings, or regulations relating to pollution or environmental matters. Purchaser shall have the right to have a Phase I and Phase II Environmental Study performed at it s expense. The Phase I and Phase II Environmental Study shall be in such form and context that is satisfactory to Purchaser and which reports indicate there are no environmental problems on the Property. If the environmental condition of the Property as revealed in such report is unsatisfactory to Purchaser, at Purchaser's sole election, it shall have the right to terminate the Contract within the Inspection Period and to the return of the Earnest Money Deposit actually paid.

            (g) At the time of Closing, the Property shall be free from all building orders and the Property not violating the building, fire, safety and other codes of the city, county, state or federal authorities with jurisdiction in these matters, because of condition or circumstances first existing after the expiration of the Inspection Period;

            (h) At the time of Closing, there are not existing any condition or circumstance, or any law, statute, code, ordinance, rule or regulation, including, without limitation, any environmental law, statute, code, rule or regulation enacted or first effective after the expiration of the Inspection Period, which will or does materially and adversely affect the use and operation of the Premises for office and manufacturing purposes.

            (i) Purchaser obtaining within the Inspection Period one hundred percent (100%) financing of the purchase price from the Huntington Bank on terms and conditions acceptable to Purchaser, together with a Five Hundred Thousand Dollar ($500,000.00) loan for improvements and renovation on terms and conditions acceptable to Purchaser.

            (j) Receipt and approval within the Inspection Period by Purchaser of all leases and other written agreements between the Seller and all Tenants on the Property;

            (k) Notwithstanding anything contained in this Contract to the contrary, if the purchase and sale of the Property is not closed as contemplated herein for the reason that a condition precedent to Purchaser s performance set forth in this Contract has not been satisfied, as determined by Purchaser, or waived in writing by Purchaser, the Earnest Money Deposit actually paid by Purchaser shall be immediately returned to Purchaser.

      Section 7.2 Conditions to Seller's Obligations. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller).

            (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

            (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in
            Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

                                  ARTICLE VIII

                                     Closing

      Section 8.1 Time and Place.   The consummation of the purchase and sale of
the Property ( Closing ) shall take place at the office of the Title Company at a time mutually agreeable to Seller and Purchaser on or before December 29, 1995.

      Section 8.2 Items to be Delivered at the Closing.

            (a)   Seller.     At the Closing, Seller shall deliver, or cause to
            be delivered, to Purchaser each of the following items:

                  (i) A standard form ALTA Owner s Policy of Title Insurance dated no earlier than the date of the filing of the deed described in Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser s title in the amount of the Purchaser Price, subject only to the Permitted Exceptions and conforming to the requirements of Article IV hereof ( Title Policy ).

                  (ii) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes sufficient to convey to Purchaser good title to the Property free and clear of all liens and encumbrances, except for the Permitted Exceptions.

                  (iii) An Assignment and Assumption of Leases ( Assignment of Leases ) duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

                  (iv)   A Blanket Conveyance, Bill of Sale and Assignment
                  ( Bill of Sale ) duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

                  (v) All keys and master keys to all locks located on the Property that are in Seller s possession.

                  (vi) All original Tenant leases that are in Seller's possession together with letters addressed to the Tenants of the Property ( Notice Letters ) in the form attached hereto as Exhibit F and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser.

                  (vii) All original contracts that are in Seller's possession.

                  (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.

                  (ix) All amounts owing to Purchaser by Seller under Article IX hereof.

                  (x) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

                  (xi) A rent roll prepared with respect to the Property in the form normally prepared by Seller which shall be certified, to Seller s knowledge, as being true and correct in all material respects as of a date not more than five (5) days prior to Closing.

                  (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.


            (b) Purchaser. At the Closing, Purchaser shall deliver to Seller each of the following items:

                  (i)    The Purchase Price in Current Funds.

                  (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

                  (iii) The Bill of Sale, duly executed by Purchaser.

                  (iv) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

                  (v)   The Notice Letters duly executed by Purchaser.

                  (vi) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

      Section 8.3 Costs of Closing. The escrow fees of the Title Company shall be paid by Purchaser. Any costs of closing the sale of the Property, including, without limitation, recording costs, documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, frees or assessments, shall be paid by Seller. All costs relating to the Title Policy obtained by Purchaser shall be paid by Purchaser, and the costs relating to the Survey shall be paid as set forth in Section 4.2. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring such expense.

      Section 8.4 Prorations.

            (a) All normal and customarily proratable items, including, without limitation, rents, operating expenses and leasing commissions, other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of, and including, the Closing Date, Seller being charged and credited for all of same attributable to the period up to, and including, the Closing Date (and credited for any amounts paid by Seller attributable to the period after Closing) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period after the Closing Date. All unapplied Deposits under Tenant Leases in the possession of Seller, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valoreum or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable, except as provided in the following paragraph. In the event the Property has been assessed for property tax purposes at such rates as would result in roll-back taxes upon the changes in land usage or ownership of the Property, Purchaser agrees to pay all such taxes and hereby indemnifies, holds harmless and agrees to defend Seller and its general partner and each of their respective affiliates, and their and their affiliates officers, directors, employees, agents and representatives from and against any and all causes of action, costs, expenses, fees, liens, fines, damages, claims, losses and liabilities for or relating to such taxes. The provisions of this Section 8.4 shall survive the Closing and the termination of this Contract forever.

            (b) If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred twenty (120) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the aforestated one hundred twenty (120) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission and (ii) has given notice thereof to the other party, together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within one hundred twenty (120) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

      Section 8.5 Possession and Closing.   Possession of the Property shall be
delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property as of the end of business on the Closing Date.

      Section 8.6 Delinquent Rent.

            (a)   Application of Delinquent Rent.   If on the Closing Date any
            Tenant is in arrears in the payment of any rent under any Tenant Lease (the Delinquent Rent ) payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time prior to the Closing Date, and (B) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.6(a) shall survive the Closing and the termination of this Contract forever.

            (b)   Collection of Delinquent Rent.   After the Closing, Seller
            shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, and the delivery of the Assignment of Leases (as defined in Section 8.2(a)(iii)) shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing date, as may be necessary top carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that the reasonable costs and expenses incurred by Purchaser in complying with this Section 8.6(b) shall be promptly paid or reimbursed by Seller. The provisions of this Section 8.6(b) shall survive the Closing and the termination of this Contract forever.

                                   ARTICLE IX

                            Condemnation or Casualty

      Section 9.1 Condemnation.

            (a) In the event that all or any Significant Portion (as defined in Section 9.1(b) of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any portion of the Property, prior to Closing, Purchaser may elect to terminate this Contract by written notice thereof to the Seller within ten (10) days after Seller notifies Purchaser, in writing, of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. If Purchaser does not terminate this Contract pursuant to this Section 9.1(a), then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, at its option deliver to Purchaser at the Closing any proceeds actually received by or on behalf of Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof (except for proceeds previously used to restore or repair the Property) or assign its interest in and to any such proceeds and there shall be no reduction in the Purchase Price.

            (b) For purposes of Section 9.1(a), Significant Portion of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or grater than Two Hundred Fifty Thousand Dollars ($250,000.00).
            The foregoing provision shall survive the Closing and the termination of this Contract forever.

            (c) In the event that less than a Significant Portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by or on behalf of Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, or assign its interest in and to such proceeds to Purchaser, and there shall be no reduction of the Purchase Price.

      Section 9.2 Casualty.

            (a) In the event that all or any Substantial Portion (as defined in Section 9.2(b)) of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, Purchaser may terminate this Contract by written notice thereof to the Seller within thirty (30) days after Seller notifies Purchaser, in writing, of the casualty. If the Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by or on behalf of Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller s right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a Substantial Portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).

            (b) For the purposes of Section 9.2(a), a Substantial Portion of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00). The foregoing provision shall survive the Closing and the termination of this Contract forever.

                                    ARTICLE X

                              Defaults and Remedies

      Section 10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2, or Article IX hereof or other than due to a failure of a condition precedent to Purchaser s obligation to close as set forth in Section 7.1 hereof, Seller may at its sole option either (a) enforce specific performance of this Contract against Purchaser or (b) terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder, except as provided in Sections 4.2, 5.1 and 11.1 hereof, and Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser s default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Purchaser under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

      Section 10.2      Default by Seller.   If Purchaser shall not be in
default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller s obligation to close as set forth in Section
7.2 hereof, Purchaser shall be entitled to a refund of the Earnest Money Deposit and Purchaser may thereafter, at Purchaser s sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except as provided in Sections 4.2, 5.1 hereof, or (b) enforce specific performance of this Contract against Seller, provided, however, that if the remedy of specific performance is unavailable because Seller has transferred the Property to a third party, then Purchaser shall have the right to bring an action against Seller to recover Purchaser s actual damages from Seller arising as a direct result of Seller s default, plus any proceeds received by Seller from said third party purchaser in excess of the purchase price contained in this Contract.

      Section 10.3      Attorneys' Fees.   If it shall be necessary for either
Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.

                                   ARTICLE XI

                              Brokerage Commission

      Section 11.1      Brokerage Commission.   Seller and Purchaser represent
each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except James P. O'Connell and/or William A. Schneller, of CB Commercial Real Estate Group, Inc. ( Broker ). Seller hereby agrees to pay at Closing commissions due to Broker arising out of any agreement executed by Seller; provided, however, that Seller's obligation to pay, and Broker's right to receive, this commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller s receipt of the Purchase Price. Broker shall have no right to receive this commission or any other amount with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys fees and expenses) arising out of or paid or incurred by Purchaser by reason of any claim to any broker s, finder s or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, James P. O'Connell and/or William
A. Schneller of CB Commercial Real Estate Group, Inc.). Purchaser agrees to indemnify and defend Seller and its general partner and their respective affiliates and their and their affiliates officers, directors, employees, agents and representatives, and hold each of them harmless from any and all loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys fees and expenses) arising out of or paid or incurred by any of them by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser or its affiliates. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this
Article XI shall survive the closing and the termination of this Contract forever.

            Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser s own selection, or that Purchaser should be furnished with or obtain an Owner s Policy of Title Insurance.

                                   ARTICLE XII

                 Operation of the Property Prior to the Closing

      Section 12.1 Operation of the Property Prior to the Closing. Between the Effective Date and the Closing Date, Seller shall (a) lease, operate, manage and enter into contracts with respect to the Property as deemed appropriate by Seller in its sole discretion (provided, however, that without the prior consent of Purchaser, Seller shall not enter into any service contract that cannot be terminated with thirty (30) days notice); and (b) advise Purchaser of the commencement of any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge.

                                  ARTICLE XIII

                                  Miscellaneous

      Section 13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the address thereof, or (c) facsimile transmission, if a copy is deposited for overnight delivery with a nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

            If to Seller:           Race Street Assoc., Ltd.
                                    c/o Insignia Financial Group, Inc.
                                    Post Office Box 1089
                                    One Insignia Financial Plaza
                                    Greenville, South Carolina 29602
                                    Attention: Hugh E. Wall
                                    Facsimile No.: (803) 239-1066

            With a copy to:         Insignia Financial Group, Inc.
                                    Post Office Box 1089
                                    One Insignia Financial Plaza
                                    Greenville, South Carolina 29602
                                    Attention: John K. Lines,
                                       General Counsel & Secretary
                                    Facsimile No.: (803) 239-1096

            And a copy to:          John M. Baird
                                    White & Reasor
                                    3305 West End Avenue
                                    Nashville, Tennessee 37203
                                    Facsimile No.: (615) 383-5534

            If to Purchaser:        West Fourth Associates Limited Partnership
                                    5460 Muddy Creek Road
                                    Cincinnati, Ohio 45238
                                    Attention: Mr. Robert E. Scherrer
                                    Facsimile No.: (513) 451-0200

            With a copy to:         Gary R. Hoffmann, Esq.
                                    Klaine, Wiley, Hoffmann & Meurer
                                    105 East Fourth Street
                                    Suite 1850
                                    Cincinnati, Ohio 45202
                                    Facsimile No.: (513) 241-6754

          If to Title Company:      Lawyers Title of Cincinnati, Inc.
                                    125 East Ninth Street
                                    Cincinnati, Ohio 45202
                                    Attention: Mary Ann Schenk, V.P.
                                    Facsimile No.: (513) 421-6440

      Section 13.2      Governing Law.      THIS CONTRACT IS BEING EXECUTED AND
DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF OHIO, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

      Section 13.3      Entirety and Amendments.   This Contract embodies the
entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      Section 13.4      Parties Bound.      Subject to the provisions of Section
13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

      Section 13.5      Assignment.   This Contract may not be assigned, in
whole or in part, by Purchaser without the prior written consent of Seller, which consent may be granted or withheld by Seller in Seller s sole and absolute discretion, except that Purchaser shall have the right to assign this Contract to a limited liability company or limited partnership to be established by Robert E. Scherrer and/or Susan Scherrer prior to Closing. Any assignment of this Contract by Purchaser without Seller s prior written consent shall, at Seller s option, be null and void and of no effect. The parties hereto acknowledge and agree that one of the conditions to Seller s consent to a proposed assignment of this Contract by Purchaser may be that any and all sums received, or to be received, by Purchaser in connection with or in consideration for such assignment shall be immediately delivered and paid to Seller by Purchaser and the Purchase Price shall be correspondingly increased to reflect any such additional sums received by Seller. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligation hereunder.

      Section 13.6      Headings.   Headings used in this Contract are used for
reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

      Section 13.7      Survival.   Except as otherwise expressly provided
herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

      Section 13.8      Interpretation.   The parties acknowledge that each
party and its counsel has reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

      Section 13.9 Exhibits. All references to Exhibits contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

      Section 13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

      Section 13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively constitute one agreement, but in making proof of this Contract it shall not be necessary to produce or account for more than one such counterpart.

      Section 13.12  Risk of Loss.   Risk of loss or damage to the Property, or
any part thereof, by fire or any other casualty following Seller s delivery of the Special Warranty Deed transferring title to the Property to the Purchaser will be on the Purchaser.

      Section 13.13  Effective Date.   As used herein, the term  Effective Date
shall mean for all purposes of this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

      Section 13.14 Business Days. All references to business days contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

      Section 13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

      Section 13.16 Facsimile Execution.    The parties hereto agree that
facsimile execution of this Agreement shall be binding upon the parties hereto. The parties further agree that within twenty-four hours of the facsimile execution an original document bearing original signatures will be provided to the other parties..

      IN WITNESS WHEREOF, the parties have executed this Contract as of the date first above written.

                              SELLER:

                              RACE STREET ASSOC., LTD., an
                              Ohio Limited Partnership

                              By:  CONCAP CCP/V PROPERTIES, INC.,
                                   its General Partner

                                    By:   /s/ Robert D. Long, Jr.

                                    Title: CAO/Controller


                              PURCHASER:

                              WEST FOURTH ASSOCIATES
                              LIMITED PARTNERSHIP

                              By: Scherrer Electrical Contracting, Inc..
                                     General Partner

                              By: /s/ Robert E. Scherrer

                                    Robert E. Scherrer, President